EXHIBIT 99.3
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                             PDS GAMING CORPORATION
                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PDS Gaming Corporation (the "Company") on Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Johan P. Finley, Chief Executive Officer and Chairman of the Company, and Peter D. Cleary, President, Chief Operating Officer, Interim Chief Financial Office and Treasurer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



     By:     /s/  Johan P. Finley                    Dated:  November 12, 2002
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             Johan P. Finley
     Title:  Chief Executive Officer and Chairman



     By:     /s/  Peter D. Cleary                    Dated:  November 12, 2002
            --------------------------------------
             Peter D. Cleary
     Title:  President, Chief Operating Officer,
             Interim Chief Financial Office and
             Treasurer


This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.